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                                                                       Exhibit 5

                         INDIVIDUAL DEFERRED VARIABLE
                              ANNUITY APPLICATION
                    To MML Bay State Life Insurance Company
                     Springfield, Massachusetts 01111-0001

MAIL TO:
LifeTrust Service Center
PO Box 419607
Kansas City, MO 64141-1007                                 Please print or type
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1.  Annuitant Name
                       .........................................................
    Mailing Address
                       .........................................................

                       .........................................................

Date of Birth   /  /        Sex [_]M [_]F
             ----------
             mo day yr

Tele. No. (   )             (   )
          ----------------- --------------------
                 day                eve
SS# or Tax ID#
              ----------------------------------
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2.  Owner Name
    (if not Annuitant) .........................................................
    Mailing Address
                       .........................................................

                       .........................................................

Date of Birth   /  /
             ----------
             mo day yr

Tele. No. (   )             (   )
          ----------------- --------------------
                 day                eve
SS# or Tax ID#
              ----------------------------------
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3.  Joint Owner Name
    (if any)           .........................................................
    Mailing Address
                       .........................................................

                       .........................................................

Date of Birth   /  /
             ----------
             mo day yr

Tele. No. (   )             (   )
          ----------------- --------------------
                 day                eve
SS# or Tax ID#
              ----------------------------------
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4.  Beneficiary
               .................................................................

               .................................................................
    Relationship to Annuitant
                               .................................................
    Contingent Beneficiary
                               .................................................

                               .................................................
    Relationship to Annuitant
                               .................................................
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5.  Plan Type
    [_] Non-Qualified       [_] SEP IRA
    [_] IRA                 [_] Qual. Ee Benefit Plan (For Indiv. Ee only)
    [_] IRA Rollover        [_] TSA (403(b) Employee Salary Reduction Only
                                     Complete 11)
    [_] Other
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6.  Estimated First Purchase Payment $
                                      ------------------------------------------
    If regular IRA or SEP apply to [_] current year  [_] prior year
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7.  Purchase Payment Allocation (Whole %; Must total 100%)

___% MML Money Market                    ___% Opp. Multiple Strategies
___% MML Managed Bond                    ___% Opp. Growth
___% MML Blend                           ___% Opp. Capital Appreciation
___% MML Equity                          ___% Opp. Global Securities
___% Opp. Money                          ___% __________________________________
___% Opp. Bond                           ___% __________________________________
___% Opp. Strategic Bond                 ___% __________________________________
___% Opp. High Income                    ___% __________________________________
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8. a) Maturity Date: Contract Anniversary nearest age
                                                      --------
            or    date
                      ----------------------------------------
   b) Contract Date (optional):
                               -------------------------------
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9. a) Is this annuity intended to replace all or part of any other insurance or annuity:  [_] Yes  [_] No
      (If Sec. 1035 exchange, complete form V4051)

   b) Are funds from life insurance with this or any other company being used to purchase this annuity? [_] Yes [_] No
      (If "Yes," explain in 12.)
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10. Telephone Directions Authorization

    Owner authorizes Company to follow telephone instructions for transfers and for changes in net purchase payment allocations, unless Owner refuses authorization by checking box below. (See reverse side for brief explanation about telephone authorization.)
                                                 [_] Refuse Telephone Directions
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11. The undersigned acknowledges that the contract applied for is being purchased for the Annuitant under Internal Revenue Code Section 403(b)(1). (For TSA plan type only)
    X
    ----------------------------------------------------------------------------
       Signature of Purchaser
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12. Remarks



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Agent Authority: No agent can change the terms of this application or any contract issued by the Company. No agent can waive any of the Company's rights or requirements, or extend the time for any payment to the Company.

Owner and Annuitant (if different) Certify: To the best of their knowledge and belief, all statements in this application are complete and true and were correctly recorded.

Owner Certifies: (1) I [_] AM  [_] AM NOT subject to backup withholding under
  Internal Revenue Code Section 3406(a)(1)(C); (2) Correct Social Security or Taxpayer ID# is given above; (3) Receipt of current prospectus for contract applied for; (4) Knowledge that variable value of contract may increase or decrease with experience of Separate Account, without any minimum guarantee of value; (5) Knowledge that withdrawal of value from contract before age 59 1/2 may result in tax penalty.

Signed at
          -------------------------------------------   -----------  -----------
                                  City                     State        Date

X                                          X
----------------------------------------   -------------------------------------
Signature of Annuitant                     Signature of Owner (if not Annuitant)

                                           X
                                           -------------------------------------
                                           Signature of Joint Owner

BA5015-9400

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                      Registered Representative Use Only
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As Registered Representative, I certify witnessing the signature(s) on the reverse side of this form and that the answer to the question below is true to the best of my knowledge and belief.

     Does this constract replace any existing annuity or life insurance contract? [_] Yes [_] No
     (If "Yes," submit replacement forms as required.)
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                              Broker/Dealer Sales
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 --------------------------------------   -------------------------------------
 Signature of registered Representative   Registered Representative No./Branch
                                          No.
 ------------------------------------     -------------------------------------
 Print Name of Registered                 Broker/Dealer Name
 Representative

 ------------------------------------     -------------------------------------
 Branch Office Street Address             Street Address

 ------------------------------------     -------------------------------------
 Branch Office City, State, ZIP           City, State ZIP

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                  Agency Sales (For MML Representatives Only)
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 ------------------------------------     -------------------------------------
 Signature of Agent                       Agency Number

 ------------------------------------     -------------------------------------
 Agent Ident. No.                         General Agent

 ------------------------------------     -------------------------------------
 BA5015-9400
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                              General Information
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Telephone Authorization - Initiating transfers, changing allocations, and obtaining other information relating to the contract will be automatically available by telephone unless you instruct the Company differently. We will follow reasonable procedures to confirm that instructions received by telephone are genuine. These measures include, among others, requiring forms of personal identification prior to acting on telephone instructions, providing written confirmation of such transactions, and/or recording telephone requests. If the Company fails to take such precautions, it may be liable for losses resulting from fraudulent requests. While a Joint Owner is named under the contract, either the Owner or Joint Owner may make telephone requests.

                         ----------------------------

To the best of your knowledge, during the last six months has any contract on the life of the Annuitant been, or if the application is approved, is it contemplated that any contract will subsequently be surrendered or otherwise terminated, lapsed, or placed on other than a premium-paying basis, rewritten to release cash values, reduced in amount or term of coverage, assigned as collateral for a loan, or subjected to borrowing of loan values? [_] Yes [_] No If "yes," complete the following
This does not include CDs, Mutual Funds, or Individual Retirement Accounts that are not funded by annuities.


Company Name         Contract Number       Group Contract   Plan     Face Amount
                                              (Y or N)               $

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Have you delivered the appropriate disclosure statement or replacement notice?
[_] Yes  [_] No

                         ----------------------------

Rate  [_]T  [_] NT